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                                                                      Exhibit 21

                       Subsidiaries of Platinum Holdings

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                                                                             JURISDICTION OF
SUBSIDIARY                                                                    INCORPORATION
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
Platinum Underwriters Bermuda, Ltd...........................                Bermuda
(100% owned by Platinum Holdings)

Platinum Regency Holdings......................................              Ireland
(100% owned by Platinum Holdings)

Platinum Underwriters Finance, Inc..............................             Delaware
(100% owned by Platinum Regency Holdings)

Platinum Underwriters Reinsurance, Inc........................               Maryland
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Administrative Services, Inc...........................             Delaware
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Re (UK) Limited..........................................           United Kingdom
(100% owned by Platinum Regency Holdings)
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